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                                                                   EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
MedChem Products, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Summary -- Certain Financial Data" and "Experts" in the proxy statement/prospectus.




                                        /s/ KPMG Peat Marwick LLP






Boston, Massachusetts
August 23, 1995